AEYE REPORTS FIRST QUARTER 2023 RESULTS

Dublin, Calif. – May 11, 2023 – AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high performance lidar solutions, today announced its results for the first quarter ended March 31, 2023.

Management Commentary

“After a comprehensive review of AEye’s business, it was clear that we needed to intensify our focus on automotive and our path to commercialization with Continental, while aligning our resources with this streamlined business model,” said Matt Fisch, Chief Executive Officer of AEye. “During the first quarter of 2023, we made considerable progress in reducing our cost structure to align with the go-forward model, and by doing so, we have a plan to extend our cash runway through the end of 2024. I’m confident that AEye’s automotive-first strategy, capital-light model, and strategic partnership with Continental uniquely position us to capitalize on the enormous market opportunity ahead and to create value for our shareholders.”

Q1 2023 Financials

●	Revenue of $0.6 million in the first quarter of 2023.

●	GAAP net loss was $(26.3) million, or $(0.16) per share based on 165.9 million weighted average common shares outstanding.

●	Non-GAAP net loss was $(17.7) million, or $(0.11) per share based on 165.9 million weighted average common shares outstanding.

●	Cash, cash equivalents, and marketable securities were $74.1 million as of March 31, 2023.

Conference Call and Webcast Details

AEye management will hold a conference call today, May 11, 2023, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

Access is also available via:

●	Conference call: https://aeye.pub/448YmRM
●	Webcast: https://aeye.pub/3LzVxSS

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure and logistics applications that save lives and propel the future of transportation and mobility.

AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most: delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance. AEye has a global presence through its offices in Germany, Korea, and the United States.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to investors for a more consistent basis of comparison and to help investors evaluate the results of the Company’s on-going operations, and to help enable more meaningful period-to-period comparison. Non-GAAP financial measures are presented only as supplemental information for the purpose of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus change in fair value of convertible note and warrant liabilities, plus one-time termination benefits, and

●	Adjusted EBITDA which is defined as non-GAAP net loss plus depreciation and amortization expense, less interest expense and other, less interest income and other, plus provision for income tax expense.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include statements about AEye’s business model, cost structure, and cash runway, as well as the strategic partnership with Continental and the ability to capitalize on the market opportunity and create value for shareholders, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability.

Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that AEye’s focus on automotive and commercialization with Continental may not result in the benefits anticipated, or even if it does, in the time frame anticipated; (ii) the risks that the reduced cost structure achieved during the first quarter of 2023 may not result in the benefits anticipated, or even if it does, in the time frame anticipated; (iii) the risks that the reduced cost structure alone, or in conjunction with unforeseen future events, may not extend AEye’s cash runway through the end of 2024 as planned; (iv) the risks that AEye’s automotive-first strategy, capital-light model, and strategic partnership with Continental may not result in the anticipated opportunity for AEye to effectively capitalize on the market opportunity ahead, and such market opportunity, if any, may not be of the size AEye expected, materialize in the time frame anticipated or create the anticipated value for our shareholders; (v) the risks that AEye may fail to strengthen its competitive position or deliver on its key objectives due to supply chain disruptions, economic uncertainties, or otherwise; (vi) the risks that AEye’s products will not meet the diverse range of performance and functional requirements of AEye’s target markets and customers; (vii) the risks that the size of the total available market for the use of lidar will be smaller than predicted or take longer to come to fruition than predicted; (viii) the risks that AEye may not continue to execute against its business plan to the extent anticipated, or at all; (ix) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (x) the risks that AEye is unable to adequately implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xi) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by the lingering effects of the COVID-19 pandemic, which continues to cause significant economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

Company Contacts:

Jennifer Deitsch

AEye, Inc.

jennifer@aeye.ai

925-400-4366

Margaret Boyce

Financial Profiles, Inc.

aeye@finprofiles.com

310-622-8247

John Brownell

Financial Profiles, Inc.

aeye@finprofiles.com

310-622-8249

AEYE, INC. Consolidated Balance Sheets (In thousands) (Unaudited)
	March 31, 2023	December 31, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$20,501	$19,064
Marketable securities	53,592	75,135
Accounts receivable, net	123	617
Inventories, net	4,695	4,553
Prepaid and other current assets	3,527	6,181
Total current assets	82,438	105,550
Right-of-use assets	15,152	15,502
Property and equipment, net	7,902	7,665
Restricted cash	2,150	2,150
Other noncurrent assets	2,438	2,473
Total assets	$110,080	$133,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,209	$3,218
Accrued expenses and other current liabilities	9,646	9,764
Contract liabilities	476	987
Convertible notes	5,384	8,594
Total current liabilities	17,715	22,563
Operating lease liabilities, noncurrent	16,287	16,681
Other noncurrent liabilities	112	126
Total liabilities	34,114	39,370
Stockholders’ Equity:
Preferred stock	—	—
Common stock	17	16
Additional paid-in capital	353,533	345,742
Accumulated other comprehensive loss	(810)	(1,279)
Accumulated deficit	(276,774)	(250,509)
Total stockholders’ equity	75,966	93,970
Total liabilities and stockholders’ equity	$110,080	$133,340

AEYE, INC. Consolidated Statements of Operations (In thousands, except share and per share data) (Unaudited)
	Three months ended March 31,
	2023	2022

Revenue:
Prototype sales	$125	$335
Development contracts	511	747
Total revenue	636	1,082
Cost of revenue	2,261	1,482
Gross loss	(1,625)	(400)

Operating Expenses:
Research and development	9,442	8,576
Sales and marketing	6,268	4,616
General and administrative	8,554	11,330
Total operating expenses	24,264	24,522
Loss from operations	(25,889)	(24,922)

Other income (expense):
Change in fair value of convertible note and warrant liabilities	(810)	(32)
Interest income and other	277	424
Interest expense and other	176	(343)
Total other income (expense), net	(357)	49
Provision for income tax expense	19	8
Net loss	$(26,265)	$(24,881)

Per Share Data
Net loss per common share (basic and diluted)	$(0.16)	$(0.16)
Weighted average common shares outstanding (basic and diluted)	165,865,864	155,515,093

AEYE, INC. Consolidated Statements of Cash Flows (In thousands) (Unaudited)
	Three months ended March 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(26,265)	$(24,881)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	330	208
Gain on sale of property and equipment	(53)	—
Noncash lease expense relating to operating lease right-of-use assets	350	317
Inventory write-downs, net of scrapped inventory	208	267
Change in fair value of convertible note and warrant liabilities	810	32
Stock-based compensation	6,513	5,340
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	33	594
Changes in operating assets and liabilities:
Accounts receivable, net	494	3,930
Inventories, current and noncurrent, net	(386)	(436)
Prepaid and other current assets	2,722	510
Other noncurrent assets	71	400
Accounts payable	(985)	(567)
Accrued expenses and other current liabilities	(134)	(645)
Operating lease liabilities	(392)	(325)
Contract liabilities	(511)	(767)
Net cash used in operating activities	(17,195)	(16,023)
Cash flows from investing activities:
Purchase of property and equipment	(599)	(774)
Proceeds from sale of property and equipment	76	—
Proceeds from redemptions and maturities of marketable securities	22,000	15,500
Net cash provided by investing activities	21,477	14,726
Cash flows from financing activities:
Proceeds from exercise of stock options	323	222
Taxes paid related to the net share settlement of equity awards	(868)	(1,931)
Payments for convertible note redemptions	(2,300)	—
Net cash used in financing activities	(2,845)	(1,709)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,437	(3,006)
Cash, cash equivalents and restricted cash at beginning of period	21,214	16,333
Cash, cash equivalents and restricted cash at end of period	$22,651	$13,327

AEYE, INC. Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except share and per share data) (Unaudited)
	Three months ended March 31,
	2023	2022

GAAP net loss	$(26,265)	$(24,881)
Non-GAAP adjustments:
Stock-based compensation	6,513	5,340
Change in fair value of convertible note and warrant liabilities	810	32
One-time termination benefits	1,253	—
Non-GAAP net loss	$(17,689)	$(19,509)
Depreciation and amortization expense	330	208
Interest income and other	(277)	(424)
Interest expense and other	(176)	343
Provision for income tax expense	19	8
Adjusted EBITDA	$(17,793)	$(19,374)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.16)	$(0.16)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.11)	$(0.13)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	165,865,864	155,515,093
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	165,865,864	155,515,093